EXHIBIT 99.1

RESIGNATION LETTER OF STEPHEN VON RUMP

October 30, 2018

Austin Lewis Chairman of the Board Medite Cancer Diagnostics, Inc.

Dear Austin,

I respectfully submit my resignations from the positions of CEO and Director of Medite Cancer Diagnostics, Inc., effective today.

Regards,

/s/Stephen Von Rump